Exhibit 10.16(c)

SECOND AMENDMENT TO THE
MINERALS TECHNOLOGIES INC. SUPPLEMENTAL SAVINGS PLAN
(AS AMENDED AND RESTATED EFFECTIVE DECEMBER 31, 2008)

WHEREAS, pursuant to Section 15 of the Minerals Technologies Inc. Supplemental Savings Plan (As Amended and Restated Effective December 31, 2008) (the “Plan”), Minerals Technologies Inc. (the “Company”) reserves the right to amend the Plan by action of its Board of Directors or its delegate and now wises to do so by the following amendment.

NOW, THEREFORE, the Plan is amended as follows, effective as of the date hereof:

1.	Section4 shall be amended by adding the following paragraph at the end thereof:

“If a Participant is entitled to the 3% Special Employer Contribution under the 401(k) Plan with respect to 2015 or any future year, and such contribution is limited by the Code Section 401(a)(17) limit for the year, the Company shall credit a hypothetical special employer contribution under this Plan equal to the Special Employer Contribution that could not be made to the 401(k) Plan due to the Code Section 401(a)(17) limit.”

2.	Section 15 shall be amended to read as follows:

“The Company, by resolution of the Board or its delegate, shall have the right to amend the Plan at any time, and the Company’s General Counsel or his delegate shall have the right to amend the Plan for provisions that (i) are required by the Code or other applicable law, (ii) do not materially increase costs of the Plan to the Company or materially change Participants’ benefits under the Plan, or (iii) clarify ambiguous or unclear Plan provisions; provided, however, that no such action shall, without the Participant’s consent, impair a Participant’s right with respect to any existing account under the Plan.  Any amendment shall be in writing and executed by a duly authorized officer of the Company”

IN WITNESS WHEREOF, the Company, by its duly authorized officers, has caused this First Amendment to be executed, on this 22nd day of December, 2014.

MINERALS TECHNOLOGIES INC.

BY:	/s/ Thomas Meek
Thomas J. Meek
Vice President and General Counsel